Exhibit 99.3

PRESS RELEASE

FOR:	MDC Partners Inc.	CONTACT:	David Doft
	950 Third Avenue, 5th Floor		Chief Financial Officer
	New York, NY 10022		1-646-429-1818
ddoft@mdc-partners.com

MDC PARTNERS ANNOUNCES $0.14 PER SHARE CASH DIVIDEND

NEW YORK, NEW YORK (April 28, 2011) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced that its Board of Directors has declared a cash dividend of $0.14 per share on all of its outstanding Class A shares and Class B shares. The dividend will be payable on or about May 31, 2011 to shareholders of record at the close of business on May 16, 2011.

About MDC Partners Inc.

MDC is a Business Transformation Organization that utilizes technology, marketing communications, data analytics and insights and strategic consulting solutions to drive meaningful returns on Marketing and Communications Investments for multinational clients in the United States, Canada, Europe, and the Caribbean.

MDC’s durable competitive advantage is to Empower the Most Talented Entrepreneurial Thought Leaders to Drive Business Success to new levels of Achievement, for both our Clients and our Shareholders, reinforcing MDC's reputation as "The Place Where Great Talent Lives."

MDC Partners' Class A shares are publicly traded on NASDAQ under the symbol "MDCA" and on the Toronto Stock Exchange under the symbol "MDZ.A".

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements involve risks and uncertainties which may cause the actual results or objectives to be materially different from those expressed or implied by such forward-looking statements.  Such risk factors include, among other things, the Company’s financial performance; risks associated with the effects of economic downturns; ability to attract and retain key clients; ongoing compliance with debt agreements and the Company’s ability to satisfy contingent payment obligations when due; and other risk factors set forth in the Company’s Form 10-K for its fiscal year ended December 31, 2010 and subsequent SEC filings.